                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    New York                                 11-2418067
    (STATE OF INCORPORATION OR ORGANIZATION)              (I.R.S. EMPLOYER
                                                          IDENTIFICATION NO.)
              388 Greenwich Street
               New York, New York                              10013
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

    If this form relates to the                     If this form relates to the
    registration of a class of                      registration of a class of
    securities pursuant to Section                  securities pursuant to Section
    12(b) of the Exchange Act and is                12(g) of the Exchange Act and is
    effective pursuant to General                   effective pursuant to General
    Instruction A.(c), please check                 Instruction A.(d), please check
    the following box.          /X/                 the following box.         / /

Securities Act registration statement file number to which this form relates:
  333-106272
(IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

       TITLE OF EACH                              NAME OF EACH EXCHANGE
           CLASS                                        ON WHICH
          TO BE SO                                 EACH CLASS IS TO BE
         REGISTERED                                    REGISTERED
-----------------------------------------        -------------------------
Equity Linked Securities (ELKS(R))               American Stock Exchange
based upon the Common Stocks of Cisco
Systems, Inc., Kohl's Corporation, Merck
& Co., Inc., The Coca-Cola Company and
Wells Fargo & Company Due 2004

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)
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ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 11 through 17 of the Registrant's Prospectus dated June 30, 2003 (Registration No. 333-106272), as supplemented by the information under the headings "Summary Information -- Q&A", "Risk Factors Relating to the ELKS" and "Description of the ELKS" on pages S-3 through S-8, S-9 through S-11 and S-12 through S-19, respectively, of the Registrant's related preliminary Prospectus Supplement, Subject to Completion, dated October 31, 2003, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the ELKS contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the ELKS, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

ITEM 2.       EXHIBITS.

            99 (A). Prospectus dated June 30, 2003, incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated July 10, 2003.

            99 (B). Preliminary Prospectus Supplement describing the Equity Linked Securities based upon the Common Stocks of Cisco Systems, Inc., Kohl's Corporation, Merck & Co., Inc., The Coca-Cola Company and Wells Fargo & Company Due 2004, Subject to Completion, dated October 31, 2003, incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated November 3, 2003.

            99 (C).  Form of Note.

            99 (D). Senior Debt Indenture between Citigroup Global Markets Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to
Exhibit 99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.

            Other securities issued by Citigroup Global Markets Holdings Inc. are listed on the American Stock Exchange.


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
                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Citigroup Global Markets Holdings Inc.
                                                (REGISTRANT)




Date:  November 20, 2003                 By:   /s/Mark Kleinman
                                             -----------------------------------
                                             Name:   Mark Kleinman
                                             Title:  Executive Vice President
                                                     and Treasurer


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
                                INDEX TO EXHIBITS

      Exhibit No.                                     Exhibit
      -----------                                     -------
      99 (A).                      Prospectus dated June 30, 2003, incorporated
                                   by reference to the Registrant's filing under
                                   Rule 424(b)(5) dated July 10, 2003.

      99 (B). Preliminary Prospectus Supplement describing the Equity Linked Securities based upon the Common Stocks of Cisco Systems, Inc., Kohl's
                                   Corporation, Merck & Co., Inc., The
                                   Coca-Cola Company and Wells Fargo & Company
                                   Due 2004, Subject to Completion, dated
                                   October 31, 2003, incorporated by reference to the Registrant's filing under Rule
                                   424(b)(2) dated November 3, 2003.

      99 (C).                      Form of Note.

      99 (D).                      Senior Debt Indenture between Citigroup
                                   Global Markets Holdings Inc. and The Bank of
                                   New York, dated as of October 27, 1993,
                                   incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit 99.04 to the Registrant's Current
                                   Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to Exhibit 4(vv) to Post-Effective
                                   Amendment No. 1 to Registration Statement
                                   No. 333-38931.


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